EXHIBIT 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT is made as of September 28, 2020 between Tautachrome Inc., a Delaware corporation (“Tautachrome”) and Arknet Inc, an Arizona corporation (“Arknet”).

WHEREAS, Arknet has loaned Tautachrome an aggregate principal amount of $610,500 represented by a series of convertible promissory notes executed by Tautachrome as listed on Exhibit A attached hereto (the “Notes”); and

WHEREAS, Tautachrome and Arknet wish to convert all of the unpaid principal and accrued interest due under the Notes into preferred shares of the Issuer designated as Series F Convertible Preferred Stock, having the rights and obligations set forth in the Certificate of Designations attached hereto as Exhibit B (the “Series F Shares”);

NOW, THEREFORE, in consideration of the premises and the covenants set forth below, the parties hereby agree as follows:

1. Exchange of Notes, Release of Security and Waivers

1.1 Exchange of Notes for Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined herein) Arknet shall surrender and deliver the Notes to Tautachrome in exchange for the issuance to Arknet of 290,397.763 Series F Shares. Upon delivery and surrender of the Notes in exchange for the Series F Shares, each party acknowledges and agrees that, subject to and effective upon Closing,

(a)	the Notes will not be outstanding,

(b)	each party will be deemed to have released all claims held by such party against the other party with respect to the Notes and the payment of principal and interest thereon, and

(c)	Tautachrome shall have no further obligations to Arknet under the Notes.

1.2 General Release. It is the intention of the parties that, subject to and effective upon Closing, in executing this instrument, the same shall be effective as a bar to each and every claim, demand and cause of action, known or unknown as of the date hereof solely insofar as such claim, demand or cause of action relates to Notes. Each party expressly agrees that the above release shall be given full force and effect according to each and all of the express terms and provisions in the Notes, including those provisions in the Notes relating to the unknown and unsuspected claims, demands and causes of action hereinabove specified.

1.3 Closing; Deliveries.

(a)

The closing with respect to the transactions contemplated hereby (the “Closing”) shall take place at the offices of Tautachrome on the date hereof, or at such other location as the parties may agree upon.

(b)	At the Closing:

(i)	Arknet shall deliver all of the Notes to Tautachrome, with each Note marked by Arknet as “Cancelled”; and

(ii)	Tautachrome shall deliver to Arknet a certificate or a book entry statement from the Company’s transfer agent evidencing the Series F Shares issued to Arknet under this Agreement.

2. Representations and Warranties of Tautachrome. Tautachrome hereby represents and warrants the following to Arknet.

2.1 Organization. Tautachrome has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

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2.2 Authority. Tautachrome has the corporate power and authority to own its properties and conduct its business as currently being carried on, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary. Tautachrome has the corporate power and authority to enter into this Agreement.

2.3 Binding Obligation. This Agreement has been duly authorized by all necessary corporate action (including such action as is required by Section 144 of the General Corporation Law of the State of Delaware (“DGCL”)) and constitutes a valid, legal and binding obligation of Tautachrome, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

2.4 No Breach/Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not:

(a)

result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which Tautachrome or any subsidiary is subject, or by which any property or asset of Tautachrome or any subsidiary is bound or affected;

(b)

conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which Tautachrome or any subsidiary is a party of by which any property or asset of Tautachrome or any subsidiary is bound or affected; or

(c)

result in a breach or violation of any of the terms and provisions of, or constitute a default under, Tautachrome’s charter or bylaws, except in the case of clauses (a) and (b) such breaches, violations, defaults, or conflicts which are not, individually or in the aggregate, reasonably likely to have a material adverse effect upon Tautachrome.

2.5 Consents/Approvals. All consents, approvals, orders and authorizations required on the part of Tautachrome in connection with the execution, delivery or performance of this Agreement have been obtained.

2.6 Shares. All of the issued and outstanding shares of capital stock of Tautachrome are duly authorized and validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable securities laws. The Series F Shares, when issued, will be duly authorized and validly issued, fully paid and non-assessable, issued in compliance with all applicable securities laws, and free of pre-emptive, registration or similar rights.

3. Representations and Warranties and Acknowledgments of Arknet.

3.1 Representations and Warranties. Arknet hereby represents and warrants the following to Tautachrome.

(a)

Authorization. Arknet has full power and authority to enter into this Agreement. All corporate or other action on the part of Arknet, and if applicable, its officers, directors, stockholders and/or partners necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Arknet hereunder has been taken or will be taken prior to the Closing.

(b)

Binding Obligation. This Agreement, when executed and delivered by Arknet, will constitute valid and legally binding obligations of Arknet, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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(c)

Purchase Entirely for own Account. The Series F Shares and any securities into which the Series F Shares may be convertible (collectively, the “Securities”) are being acquired for investment for Arknet’s own account, not as a nominee or agent and not with a view to or for sale in connection with the distribution of any part thereof. Arknet has no present intention of selling or granting any participation in the Securities. Arknet does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities

(d)

Restricted Securities. Arknet understands that the Securities are “restricted securities” and have not been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by Arknet in this Agreement.

(e)

Transfer Restrictions. Arknet shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with applicable federal and state securities legislation and the respective rules and regulations promulgated thereunder.

3.2 Legends. Arknet acknowledges that any certificates evidencing the Series F Shares and the Common Shares may bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISION OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

The Company may instruct its transfer agent not to register the transfer of any Securities until and unless the conditions specified in the legend are satisfied.

4. Conditions to Arknet’s Obligations at the Closing. The obligation of Arknet under Section 1.3 of this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions:

(a)

the representations and warranties of Tautachrome contained in Section 2 being true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing;

(b)

Tautachrome having performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

(c)	Tautachrome having filed with the Secretary of State of the State of Delaware an amendment to the Certificate of Incorporation of Tautachrome in the form of Exhibit B;

(d)

all authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series F Shares to Arknet pursuant to this Agreement having been duly obtained and being effective on and as of the Closing other than those which are not required to be obtained before the Closing; and

(e)

all corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto being in form and substance reasonably satisfactory to Arknet and Arknet having received all such counterpart original and certified or other copies of such documents as Arknet may reasonably request.

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5. Conditions of Tautachrome’s Obligations at the Closing. The obligations of Tautachrome under Section 1.2 of this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions:

(a)

the representations and warranties of Arknet contained in Section 3 being true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing; and

(b)	Arknet delivering to Tautachrome the original Notes to be converted into Series F Shares, marked by Arknet as cancelled.

6. Miscellaneous.

6.1 Further Actions. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties shall take such further action (including without limitation, the execution and delivery of such further instruments and documents) as any other party may reasonably request, provided that no party shall be required to undertake action that would reasonably be expected to result in material liability or (unless reimbursed) expense for such party without its consent.

6.2 Survival of Representations. The representations and warranties made herein or in any certificates or documents executed in connection herewith shall survive any investigation made by Arknet and the Closing for a period of one year from the date hereof; and all written statements contained in any certificate or other document delivered by Tautachrome hereunder or in connection herewith shall be deemed to constitute representations and warranties made by Tautachrome herein

6.3 Incorporation by Reference. All exhibits and schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

6.4 Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

6.5 Amendment. This Agreement may only be modified by a written amendment signed by all of the parties, and no waiver of any provision of this Agreement or the breach thereof shall be effective unless expressed in a writing signed by the waiving party. The waiver by any party of any of the provisions of this Agreement or the breach thereof shall not operate or be construed as a waiver of any subsequent or other breach.

6.6 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of law. The parties irrevocably submit to the exclusive jurisdiction of the courts of the State of Arizona.

6.7 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given:

(a)	when delivered by hand (with written confirmation of receipt);

(b)	when received by the addressee if sent by a nationally recognized overnight courier (receipt requested);

(c)

on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or

(d)	on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

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Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.7):

If to Tautachrome:

1846 East Innovation Park Drive
Oro Valley, AZ 85755

E-mail: jon@tautachrome.com

Attention: Jon N. Leonard, President

If to Arknet:

1846 East Innovation Park Drive
Oro Valley, AZ 85755

E-mail: timdohse@hotmail.com

Attention: Timothy Dohse, President

6.8 Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

6.9 Entire Agreement. This Agreement and the Exhibits constitute the entire agreement between the parties with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersede all prior agreements between the parties with respect to the shares purchased hereunder and the subject matter hereof.

6.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

TAUTACHROME INC.

By:
Jon N. Leonard, CEO

ARKNET INC.

By:
Timothy Dohse, CEO

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EXHIBIT A

Summary of Convertible Notes Issued by Tautachrome Inc. to Arknet Inc.
	Loan Date	Principal Amount of Loan	Conversion Price	Common Shares Issuable On Conversion
1	2019-10-10	$62,500	0.0050	12,500,000
2	2019-12-19	$60,000	0.00400	15,000,000
3	2020-01-24	$10,000	0.00400	2,500,000
4	2020-02-04	$10,000	0.00400	2,500,000
5	2020-02-12	$15,000	0.00250	6,000,000
6	2020-03-10	$250,000	0.00200	125,000,000
7	2020-04-27	$15,000	0.00175	8,571,429
8	2020-05-12	$100,000	0.00128	78,125,000
9	2020-05-20	$50,000	0.00200	25,000,000
10	2020-06-24	$10,000	0.00315	3,174,603
11	2020-06-30	$18,000	0.00308	5,844,156
12	2020-07-15	$10,000	0.00406	2,463,054
	Total	$610,500		284,215,188

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EXHIBIT B

See Attached.

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